UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2006
Date of Report (Date of Earliest Event Reported)

________________________

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	000-51895	27-0125925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Market Street Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

215-966-6227
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 14, 2006, PolyMedix, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the following proposals were considered:

1. To elect directors to the Board of Directors for a term of one (1) year and until his successor is duly elected and qualified. Each of the nominees was elected by the margin indicated:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Mr. Nicholas Landekic	13,620,208	53
Mr. Frank Slattery, Jr.	13,620,208	53
Mr. Frank M. DeLape	13,620,208	53
Dr. William N. Kelley	13,620,208	53
Dr. Michael E. Lewis	13,620,208	53
Mr. I. Wistar Morris, III	13,600,208	20,053
Mr. Shaun F. O’Malley	13,620,208	53

2. To approve an amendment to the Company’s Certificate of Incorporation to classify the Board of Directors into three classes with each class having a staggered three-year term, beginning at the Annual Meeting of Stockholders in 2007. The amendment was not approved as it failed to receive the required vote of 75% of the Company’s outstanding stock.

Number of Shares Voted For	Number of Shares Voted Against	Abstentions
12,504,261	287,000	829,000

3. To approve an amendment to the Company’s 2005 Omnibus Equity Compensation Plan, increasing the maximum number of shares of common stock available for issuance under the Plan from 1,500,000 shares to 4,000,000 shares. The amendment was approved by the margin indicated:

Number of Shares Voted For	Number of Shares Voted Against	Abstentions
11,866,176	1,568,085	186,000

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The ratification of the appointment of the independent registered public accounting firm was approved by the margin indicated:

Number of Shares Voted For	Number of Shares Voted Against	Abstentions
13,620,221	0	40

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer

November 15, 2006